Exhibit 99.1

Kelly Reports
Fourth-Quarter 2023 Earnings

•Q4 operating earnings of $7.3 million, or up 59% to $22.1 million on an adjusted basis
•Q4 revenue was flat; down 1.3% in constant currency
•Q4 adjusted EBITDA margin increased 60 basis points to 2.6% driven by meaningful reduction in operating expenses resulting from business transformation initiatives
•Company expects Q1 2024 sale of European staffing operations, sustained structural expense reductions and near-term outcome from growth initiatives to drive further expansion of EBITDA margin

TROY, Mich. (February 15, 2024) – Kelly (Nasdaq: KELYA, KELYB), a leading specialty talent solutions provider, today announced results for the fourth quarter of 2023.

Peter Quigley, president and chief executive officer, announced revenue for the fourth quarter of 2023 totaled $1.2 billion, a 0.1% decrease, or a 1.3% decrease in constant currency, compared to the corresponding quarter of 2022. Year-over-year revenue trends were impacted by customers’ more guarded approach to hiring and initiating new projects or capital spending partially offset by favorable foreign currency impacts.

Kelly reported operating earnings in the fourth quarter of 2023 of $7.3 million, compared to earnings of $4.6 million reported in the fourth quarter of 2022. Earnings in the fourth quarter of 2023 include $14.8 million of charges related to transformation actions and the first-quarter 2024 sale of our European staffing operations. Excluding those charges, adjusted earnings were $22.1 million in the fourth quarter of 2023. Earnings in the fourth quarter of 2022 included a $10.3 million goodwill impairment charge related to RocketPower. Excluding the impairment charge and a $0.9 million gain related to the sale of real property, adjusted earnings from operations were $14.0 million. Adjusted earnings improved primarily as a result of lower selling, general and administrative expenses, partially offset by unfavorable business mix and lower permanent placement fees which resulted in lower gross profit.

Earnings per share in the fourth quarter of 2023 were $0.31 compared to a loss per share of $0.02 in the fourth quarter of 2022. Included in earnings per share in the fourth quarter of 2023 were restructuring charges, net of tax, of $0.16. In addition, there were $0.46 per share of tax adjustments, transaction costs, and an unrealized loss on a forward contract, all net of tax, related to the first-quarter 2024 sale of our European staffing operations. Included in the loss per share in the fourth quarter of 2022 is a $0.23 per share goodwill impairment charge, net of tax, related to RocketPower, partially offset by a $0.02 per share gain on sale of real property, net of tax. On an adjusted basis, earnings per share were $0.93 in the fourth quarter of 2023, an improvement from $0.18 per share in the corresponding quarter of 2022.

“In the fourth quarter, we captured steady demand in Education and most of our outcome-based specialties in P&I, which continue to demonstrate resilience amid a challenging operating environment. We remained focused on the future as well, driving significant progress on our transformation initiatives while completing the sale of Kelly’s European staffing operations which we closed in early January, unlocking more than $100 million of capital and additional net margin expansion,” said Quigley. “Taken together, these accomplishments have propelled Kelly’s EBITDA margin to 3% entering 2024 – a step change from the company’s historical average of approximately 2%. As we continue to build a more efficient, effective, and focused enterprise, I am confident we are well positioned to capture increased customer demand when the operating environment rebounds and accelerate profitable growth.”

Kelly also reported that on February 13, its board of directors declared a dividend of $0.075 per share. The dividend is payable on March 13, 2024, to stockholders of record as of the close of business on February 27, 2024.

In conjunction with its fourth-quarter earnings release, Kelly has published a financial presentation on the Investor Relations page of its public website and will host a conference call at 9 a.m. ET on February 15 to review the results and answer questions. The call may be accessed in one of the following ways:

Via the Internet:
Kellyservices.com

Via the Telephone
(877) 692-8955 (toll free) or (234) 720-6979 (caller paid)
Enter access code 5728672
After the prompt, please enter “#”

A recording of the conference call will be available after 1:30 p.m. ET on February 15, 2024, at (866) 207-1041 (toll-free) and (402) 970-0847 (caller-paid). The access code is 5856971#. The recording will also be available at kellyservices.com during this period.

This release contains statements that are forward looking in nature and, accordingly, are subject to risks and uncertainties. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Statements that are not historical facts, including statements about Kelly’s financial expectations, are forward-looking statements. Factors that could cause actual results to differ materially from those contained in this release include, but are not limited to, (i) changing market and economic conditions, (ii) disruption in the labor market and weakened demand for human capital resulting from technological advances, loss of large corporate customers and government contractor requirements, (iii) the impact of laws and regulations (including federal, state and international tax laws), (iv) unexpected changes in claim trends on workers’ compensation, unemployment, disability and medical benefit plans, (v) litigation and other legal liabilities (including tax liabilities) in excess of our estimates, (vi) our ability to achieve our business’s anticipated growth strategies, (vii) our future business development, results of operations and financial condition, (viii) damage to our brands, (ix) dependency on third parties for the execution of critical functions, (x) conducting business in foreign countries, including foreign currency fluctuations, (xi) availability of temporary workers with appropriate skills required by customers, (xii) cyberattacks or other breaches of network or information technology security, and (xiii) other risks, uncertainties and factors discussed in this release and in the Company’s filings with the Securities and Exchange Commission. In some cases, forward-looking statements can be identified by words or phrases such as “may,” “will,” “expect,” “anticipate,” “target,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “is/are likely to” or other similar expressions. All information provided in this press release is as of the date of this press release and we undertake no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

About Kelly®

Kelly Services, Inc. (Nasdaq: KELYA, KELYB) helps companies recruit and manage skilled workers and helps job seekers find great work. Since inventing the staffing industry in 1946, we have become experts in the many industries and local and global markets we serve. With a network of suppliers and partners around the world, we connect more than 500,000 people with work every year. Our suite of outsourcing and consulting services ensures companies have the people they need, when and where they are needed most. Headquartered in Troy, Michigan, we empower businesses and individuals to access limitless opportunities in industries such as science, engineering, technology, education, manufacturing, retail, finance, and energy. Revenue in 2023 was $4.8 billion. Learn more at kellyservices.com.

KLYA-FIN

# # #

MEDIA CONTACT:	ANALYST CONTACT:
Jane Stehney	Scott Thomas
(248) 765-6864	(248) 251-7264
stehnja@kellyservices.com	scott.thomas@kellyservices.com

KELLY SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
FOR THE 13 WEEKS ENDED DECEMBER 31, 2023 AND JANUARY 1, 2023
(UNAUDITED)
(In millions of dollars except per share data)
					%		CC %
	2023	2022	Change		Change		Change

Revenue from services	$1,232.2	$1,233.8	$(1.6)		(0.1)%		(1.3)%

Cost of services	994.0	983.6	10.4		1.1

Gross profit	238.2	250.2	(12.0)		(4.7)		(5.7)

Selling, general and administrative expenses	230.9	236.2	(5.3)		(2.2)		(3.3)

Goodwill impairment charge	—	10.3	(10.3)		NM

Gain on sale of assets	—	(0.9)	0.9		NM

Earnings from operations	7.3	4.6	2.7		60.5

Unrealized loss on forward contract	(3.6)	—	(3.6)		NM

Other income (expense), net	1.2	(0.3)	1.5		NM

Earnings before taxes	4.9	4.3	0.6		13.5

Income tax expense (benefit)	(6.5)	5.2	(11.7)		(225.6)

Net earnings (loss)	$11.4	$(0.9)	$12.3		NM	%

Basic earnings (loss) per share	$0.32	$(0.02)	$0.34		NM	%
Diluted earnings (loss) per share	$0.31	$(0.02)	$0.33		NM	%

STATISTICS:

Permanent placement income (included in revenue from services)	$11.7	$18.4	$(6.7)		(36.5)%		(38.0)%

Gross profit rate	19.3%	20.3%	(1.0)	pts.

Adjusted EBITDA	$32.5	$24.1	$8.4
Adjusted EBITDA margin	2.6%	2.0%	0.6	pts.

Effective income tax rate	(134.3)%	121.4%	(255.7)	pts.

Average number of shares outstanding (millions):
Basic	35.3	37.9
Diluted	35.7	37.9

KELLY SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
FOR THE 52 WEEKS ENDED DECEMBER 31, 2023 AND JANUARY 1, 2023
(UNAUDITED)
(In millions of dollars except per share data)
					%		CC %
	2023	2022	Change		Change		Change

Revenue from services	$4,835.7	$4,965.4	$(129.7)		(2.6)%		(3.2)%

Cost of services	3,874.3	3,953.6	(79.3)		(2.0)

Gross profit	961.4	1,011.8	(50.4)		(5.0)		(5.3)

Selling, general and administrative expenses	934.7	943.5	(8.8)		(0.9)		(1.4)

Asset impairment charge	2.4	—	2.4		NM

Goodwill impairment charge	—	41.0	(41.0)		NM

Loss on disposal	—	18.7	(18.7)		NM

Gain on sale of assets	—	(6.2)	6.2		NM

Earnings from operations	24.3	14.8	9.5		65.0

Loss on investment in Persol Holdings	—	(67.2)	67.2		NM

Loss on currency translation from liquidation of subsidiary	—	(20.4)	20.4		NM

Unrealized loss on forward contract	(3.6)	—	(3.6)		NM

Other income (expense), net	4.2	1.6	2.6		150.5

Earnings (loss) before taxes and equity in net earnings of affiliate	24.9	(71.2)	96.1		NM

Income tax expense (benefit)	(11.5)	(7.9)	(3.6)		(45.6)

Net earnings (loss) before equity in net earnings of affiliate	36.4	(63.3)	99.7		NM

Equity in net earnings of affiliate	—	0.8	(0.8)		NM

Net earnings (loss)	$36.4	$(62.5)	$98.9		NM	%

Basic earnings (loss) per share	$0.99	$(1.64)	$2.63		NM	%
Diluted earnings (loss) per share	$0.98	$(1.64)	$2.62		NM	%

STATISTICS:

Permanent placement income (included in revenue from services)	$59.5	$89.6	$(30.1)		(33.6)%		(34.3)%

Gross profit rate	19.9%	20.4%	(0.5)	pts.

Adjusted EBITDA	$109.4	$105.6	$3.8
Adjusted EBITDA margin	2.3%	2.1%	0.2	pts.

Effective income tax rate	(46.5)%	11.1%	(57.6)	pts.

Average number of shares outstanding (millions):
Basic	35.9	38.1
Diluted	36.3	38.1

KELLY SERVICES, INC. AND SUBSIDIARIES
RESULTS OF OPERATIONS BY SEGMENT
(UNAUDITED)
(In millions of dollars)

	Fourth Quarter

	2023	2022	% Change		CC % Change
Professional & Industrial
Revenue from services	$351.8	$397.5	(11.5)%		(11.5)%
Gross profit	63.5	71.3	(10.7)		(10.7)
Total SG&A expenses	53.2	66.4	(19.9)		(19.9)
Earnings from operations	10.3	4.9	114.9

Gross profit rate	18.1%	17.9%	0.2	pts.

Science, Engineering & Technology
Revenue from services	$287.3	$302.7	(5.1)%		(5.2)%
Gross profit	64.6	71.7	(10.0)		(10.0)
Total SG&A expenses	47.0	53.5	(12.2)		(12.3)
Earnings from operations	17.6	18.2	(3.4)

Gross profit rate	22.5%	23.7%	(1.2)	pts.

Education
Revenue from services	$258.0	$203.0	27.1%		27.1%
Gross profit	37.1	31.1	19.5		19.5
Total SG&A expenses	23.1	21.4	7.8		7.8
Earnings from operations	14.0	9.7	45.4

Gross profit rate	14.4%	15.3%	(0.9)	pts.

Outsourcing & Consulting
Revenue from services	$112.3	$116.0	(3.1)%		(3.3)%
Gross profit	39.1	42.0	(7.1)		(7.6)
Total SG&A expenses	37.4	38.0	(1.5)		(2.3)
Goodwill impairment charge	—	10.3	NM
Earnings (loss) from operations	1.7	(6.3)	NM

Gross profit rate	34.8%	36.3%	(1.5)	pts.

International
Revenue from services	$227.3	$216.3	5.1%		(1.5)%
Gross profit	33.9	34.1	(0.4)		(6.8)
SG&A expenses excluding restructuring charges	32.3	33.3	(3.0)		(8.7)
Restructuring charges	2.7	—	NM		NM
Total SG&A expenses	35.0	33.3	5.0		(1.3)
Earnings (loss) from operations	(1.1)	0.8	NM
Earnings from operations excluding restructuring charges	1.6	0.8	115.1

Gross profit rate	14.9%	15.8%	(0.9)	pts.

KELLY SERVICES, INC. AND SUBSIDIARIES
RESULTS OF OPERATIONS BY SEGMENT
(UNAUDITED)
(In millions of dollars)

	December Year to Date

	2023	2022	% Change		CC % Change
Professional & Industrial
Revenue from services	$1,483.1	$1,666.2	(11.0)%		(10.6)%
Gross profit	263.9	302.5	(12.7)		(12.3)
SG&A expenses excluding restructuring charges	230.3	270.2	(14.8)		(14.6)
Restructuring charges	6.7	0.3	NM		NM
Total SG&A expenses	237.0	270.5	(12.4)		(12.2)
Asset impairment charge	0.3	—	NM
Earnings from operations	26.6	32.0	(16.9)
Earnings from operations excluding restructuring charges	33.3	32.3	3.2

Gross profit rate	17.8%	18.2%	(0.4)	pts.

Science, Engineering & Technology
Revenue from services	$1,190.8	$1,265.4	(5.9)%		(5.9)%
Gross profit	272.0	297.0	(8.4)		(8.4)
Total SG&A expenses	197.6	214.9	(8.1)		(8.1)
Asset impairment charge	0.1	—	NM
Earnings from operations	74.3	82.1	(9.5)

Gross profit rate	22.8%	23.5%	(0.7)	pts.

Education
Revenue from services	$841.9	$636.2	32.3%		32.3%
Gross profit	128.7	100.3	28.4		28.4
Total SG&A expenses	92.4	81.8	13.0		13.0
Earnings from operations	36.3	18.5	96.6

Gross profit rate	15.3%	15.8%	(0.5)	pts.

Outsourcing & Consulting
Revenue from services	$454.7	$468.0	(2.8)%		(2.5)%
Gross profit	163.5	169.6	(3.7)		(3.4)
SG&A expenses excluding restructuring charges	151.6	149.7	1.3		1.0
Restructuring charges	3.0	0.1	NM		NM
Total SG&A expenses	154.6	149.8	3.1		2.8
Asset impairment charge	2.0	—	NM
Goodwill impairment charge	—	41.0	NM
Earnings (loss) from operations	6.9	(21.2)	NM
Earnings (loss) from operations excluding restructuring charges	9.9	(21.1)	NM

Gross profit rate	36.0%	36.3%	(0.3)	pts.

International
Revenue from services	$884.8	$932.2	(5.1)%		(8.9)%
Gross profit	133.3	142.4	(6.3)		(10.0)
SG&A expenses excluding restructuring charges	127.9	132.5	(3.4)		(7.1)
Restructuring charges	3.3	—	NM		NM
Total SG&A expenses	131.2	132.5	(0.9)		(4.7)
Earnings from operations	2.1	9.9	(79.1)
Earnings from operations excluding restructuring charges	5.4	9.9	(45.4)

Gross profit rate	15.1%	15.3%	(0.2)	pts.

KELLY SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(In millions of dollars)
	Dec. 31, 2023	Jan. 1, 2023
Current Assets
Cash and equivalents	$125.8	$153.7
Trade accounts receivable, less allowances of
$8.4 and $11.2, respectively	1,160.6	1,491.6
Prepaid expenses and other current assets	48.9	69.9
Assets held for sale	291.3	—
Total current assets	1,626.6	1,715.2

Noncurrent Assets
Property and equipment, net	24.6	27.8
Operating lease right-of-use assets	47.1	66.8
Deferred taxes	321.1	299.7
Goodwill, net	151.1	151.1
Other assets	411.1	403.2
Total noncurrent assets	955.0	948.6

Total Assets	$2,581.6	$2,663.8

Current Liabilities
Short-term borrowings	$—	$0.7
Accounts payable and accrued liabilities	646.1	723.3
Operating lease liabilities	8.4	14.7
Accrued payroll and related taxes	156.2	315.8
Accrued workers' compensation and other claims	22.1	22.9
Income and other taxes	17.2	51.4
Liabilities held for sale	169.9	—
Total current liabilities	1,019.9	1,128.8

Noncurrent Liabilities
Operating lease liabilities	42.9	55.0
Accrued workers' compensation and other claims	40.9	40.7
Accrued retirement benefits	217.4	174.1
Other long-term liabilities	6.8	11.0
Total noncurrent liabilities	308.0	280.8

Stockholders' Equity
Common stock	38.5	38.5
Treasury stock	(57.3)	(20.1)
Paid-in capital	30.6	28.0
Earnings invested in the business	1,241.7	1,216.3
Accumulated other comprehensive income (loss)	0.2	(8.5)

Total stockholders' equity	1,253.7	1,254.2

Total Liabilities and Stockholders' Equity	$2,581.6	$2,663.8

Statistics:
Working Capital	$606.7	$586.4
Current Ratio	1.6	1.5
Debt-to-capital %	0.0%	0.1%
Global Days Sales Outstanding	59	61
Year-to-Date Free Cash Flow	$61.4	$(88.3)

KELLY SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE 52 WEEKS ENDED DECEMBER 31, 2023 AND JANUARY 1, 2023
(UNAUDITED)
(In millions of dollars)
	2023	2022
Cash flows from operating activities:
Net earnings (loss)	$36.4	$(62.5)
Adjustments to reconcile net earnings to net cash from operating activities:
Asset impairment charge	2.4	—
Goodwill impairment charge	—	41.0
Deferred income taxes	(24.9)	(72.1)
Loss on disposal	—	18.7
Depreciation and amortization	33.9	33.4
Operating lease asset amortization	16.2	18.5
Provision for credit losses and sales allowances	1.6	1.5
Stock-based compensation	9.7	7.8
Gain on sale of equity securities	(2.0)	—
Unrealized loss on forward contract	3.6	—
Loss on investment in Persol Holdings	—	67.2
Loss on currency translation from liquidation of subsidiary	—	20.4
Gain on foreign currency remeasurement	—	(5.5)
Gain on sale of assets	—	(6.2)
Equity in net earnings of PersolKelly Pte. Ltd.	—	(0.8)
Other, net	1.8	3.3
Changes in operating assets and liabilities, net of acquisitions	(2.0)	(141.0)
Net cash from (used in) operating activities	76.7	(76.3)

Cash flows from investing activities:
Capital expenditures	(15.3)	(12.0)
Proceeds from sale of assets	—	10.1
Acquisition of companies, net of cash received	—	(143.1)
Cash disposed from sale of Russia, net of proceeds	—	(6.0)
Proceeds from sale of Persol Holdings investment	—	196.9
Proceeds from sale of equity method investment	—	119.5
Proceeds from company-owned life insurance	—	1.5
Proceeds from equity securities	2.0	—
Other investing activities	(0.8)	0.6
Net cash (used in) from investing activities	(14.1)	167.5

Cash flows from financing activities:
Net change in short-term borrowings	(0.7)	0.8
Financing lease payments	(1.2)	(1.4)
Dividend payments	(11.0)	(10.6)
Payments of tax withholding for stock awards	(1.8)	(0.9)
Buyback of common shares	—	(27.2)
Purchase of treasury stock	(42.2)	(7.8)
Contingent consideration payments	(2.5)	(3.3)
Other financing activities	(0.2)	(0.2)
Net cash used in financing activities	(59.6)	(50.6)

Effect of exchange rates on cash, cash equivalents and restricted cash	2.2	2.3

Net change in cash, cash equivalents and restricted cash	5.2	42.9
Cash, cash equivalents and restricted cash at beginning of year	162.4	119.5

Cash, cash equivalents and restricted cash at end of year	$167.6	$162.4

KELLY SERVICES, INC. AND SUBSIDIARIES
REVENUE FROM SERVICES
(UNAUDITED)
(In millions of dollars)

	Fourth Quarter

			%	CC %
	2023	2022	Change	Change

Americas
United States	$908.7	$925.0	(1.7)%	(1.7)%
Canada	47.6	45.5		5.1
Puerto Rico	25.9	27.6	(6.2)	(6.2)
Mexico	20.6	14.1	46.9	30.9
Total Americas Region	1,002.8	1,012.2	(0.9)	(1.1)

Europe
Switzerland	58.3	57.3	1.8	(6.2)
France	49.4	48.6	1.4	(3.7)
Portugal	47.1	43.7	7.6	2.2
Italy	14.4	15.0	(3.8)	(8.6)
Other	49.4	47.5	4.1	(1.2)
Total Europe Region	218.6	212.1	3.0	(2.9)

Total Asia-Pacific Region	10.8	9.5	12.9	14.9

Total Kelly Services, Inc.	$1,232.2	$1,233.8	(0.1)%	(1.3)%

KELLY SERVICES, INC. AND SUBSIDIARIES
REVENUE FROM SERVICES
(UNAUDITED)
(In millions of dollars)

	December Year to Date

			%	CC %
	2023	2022	Change	Change

Americas
United States	$3,555.8	$3,671.5	(3.2)%	(3.2)%
Canada	189.8	168.2	12.8	17.0
Puerto Rico	107.0	112.4	(4.8)	(4.8)
Mexico	75.7	46.5	63.1	43.6
Total Americas Region	3,928.3	3,998.6	(1.8)	(1.8)

Europe
Switzerland	224.2	222.8	0.6	(5.3)
France	194.4	199.4	(2.5)	(5.1)
Portugal	189.4	169.5	11.7	8.7
Italy	63.9	69.3	(7.8)	(10.0)
Russia	—	63.4	(100.0)	(100.0)
Other	191.8	200.3	(4.3)	(5.7)
Total Europe Region	863.7	924.7	(6.6)	(9.6)

Total Asia-Pacific Region	43.7	42.1	3.7	7.9

Total Kelly Services, Inc.	$4,835.7	$4,965.4	(2.6)%	(3.2)%

KELLY SERVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
FOURTH QUARTER
(UNAUDITED)
(In millions of dollars)

	2023				2022
SG&A Expenses:	As Reported	Transaction Costs(8)	Restructuring(9)	Adjusted	As Reported
Professional & Industrial	$53.2	$—	$0.6	$53.8	$66.4
Science, Engineering & Technology	47.0	(0.4)	—	46.6	53.5
Education	23.1	—	—	23.1	21.4
Outsourcing & Consulting	37.4	—	(0.7)	36.7	38.0
International	35.0	(2.7)	—	32.3	33.3
Corporate	35.2	(3.8)	(7.8)	23.6	23.6
Total Company	$230.9	$(6.9)	$(7.9)	$216.1	$236.2

	2023				2022
Earnings from Operations:	As Reported	Transaction Costs(8)	Restructuring(9)	Adjusted	Adjusted
Professional & Industrial	$10.3	$—	$(0.6)	$9.7	$4.9
Science, Engineering & Technology	17.6	0.4	—	18.0	18.2
Education	14.0	—	—	14.0	9.7
Outsourcing & Consulting	1.7	—	0.7	2.4	4.0
International	(1.1)	2.7	—	1.6	0.8
Corporate	(35.2)	3.8	7.8	(23.6)	(23.6)
Total Company	$7.3	$6.9	$7.9	$22.1	$14.0

KELLY SERVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
FOURTH QUARTER
(UNAUDITED)
(In millions of dollars)

	2022
Earnings from Operations:	As Reported	Gain on sale of assets(3)	Goodwill Impairment charge(6)	Adjusted
Professional & Industrial	$4.9	$—	$—	$4.9
Science, Engineering & Technology	18.2	—	—	18.2
Education	9.7	—	—	9.7
Outsourcing & Consulting	(6.3)	—	10.3	4.0
International	0.8	—	—	0.8
Corporate	(23.6)	—	—	(23.6)
Gain on sale of assets	0.9	(0.9)		—
Total Company	$4.6	$(0.9)	$10.3	$14.0

KELLY SERVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
DECEMBER YEAR TO DATE
(UNAUDITED)
(In millions of dollars)

	2023				2022
SG&A Expenses:	As Reported	Transaction Costs(8)	Restructuring(9)	Adjusted	As Reported
Professional & Industrial	$237.0	$—	$(6.7)	$230.3	$270.5
Science, Engineering & Technology	197.6	(0.4)	(1.2)	196.0	214.9
Education	92.4	—	(1.0)	91.4	81.8
Outsourcing & Consulting	154.6	—	(3.0)	151.6	149.8
International	131.2	(2.7)	(0.6)	127.9	132.5
Corporate	121.9	(3.8)	(23.0)	95.1	94.0
Total Company	$934.7	$(6.9)	$(35.5)	$892.3	$943.5

	2023					2022
Earnings from Operations:	As Reported	Asset impairment(5)	Transaction Costs(8)	Restructuring(9)	Adjusted	Adjusted
Professional & Industrial	$26.6	$0.3	$—	$6.7	$33.6	$32.0
Science, Engineering & Technology	74.3	0.1	0.4	1.2	76.0	82.1
Education	36.3	—	—	1.0	37.3	18.5
Outsourcing & Consulting	6.9	2.0	—	3.0	11.9	19.8
International	2.1	—	2.7	0.6	5.4	9.9
Corporate	(121.9)	—	3.8	23.0	(95.1)	(94.0)
Total Company	$24.3	$2.4	$6.9	$35.5	$69.1	$68.3

KELLY SERVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
DECEMBER YEAR TO DATE
(UNAUDITED)
(In millions of dollars)

	2022
Earnings from Operations:	As Reported	Gain on sale of assets(3)	Loss on disposal(4)	Goodwill impairment charge(6)	Adjusted
Professional & Industrial	$32.0	$—	$—	$—	$32.0
Science, Engineering & Technology	82.1	—	—	—	82.1
Education	18.5	—	—	—	18.5
Outsourcing & Consulting	(21.2)	—	—	41.0	19.8
International	9.9	—	—	—	9.9
Corporate	(94.0)	—	—	—	(94.0)
Loss on disposal	(18.7)	—	18.7	—	—
Gain on sale of assets	6.2	(6.2)	—	—	—
Total Company	$14.8	$(6.2)	$18.7	$41.0	$68.3

KELLY SERVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
(UNAUDITED)
(In millions of dollars except per share data)

	Fourth Quarter		December Year to Date
	2023	2022	2023	2022
Income tax expense (benefit)	$(6.5)	$5.2	$(11.5)	$(7.9)
Taxes on investment in Persol Holdings(1)	—	—	—	18.4
Taxes on foreign currency matters(2)	—	—	—	(1.5)
Taxes on gain on sale of assets(3)	—	(0.3)	—	(1.6)
Taxes on loss on disposal(4)	—	—	—	—
Taxes on asset impairment charge(5)	—	—	0.6	—
Taxes on goodwill impairment charge(6)	—	1.8	—	7.1
Taxes on unrealized loss on forward contract(7)	0.9	—	0.9	—
Taxes on transaction costs(8)	0.5	—	0.5	—
Taxes on restructuring charges(9)	2.0	—	8.9	—
Tax adjustments on EMEA staffing transaction(10)	(7.7)	—	(7.7)	—
Adjusted income tax expense (benefit)	$(10.8)	$6.7	$(8.3)	$14.5

	Fourth Quarter		December Year to Date
	2023	2022	2023	2022
Net earnings (loss)	$11.4	$(0.9)	$36.4	$(62.5)
Loss on investment in Persol Holdings, net of taxes(1)	—	—	—	48.8
Loss on foreign currency matters, net of taxes(2)	—	—	—	16.4
Gain on sale of assets, net of taxes(3)	—	(0.6)	—	(4.6)
Loss on disposal, net of taxes(4)	—	—	—	18.7
Asset impairment charge, net of taxes(5)	—	—	1.8	—
Goodwill impairment charge, net of taxes(6)	—	8.5	—	33.9
Unrealized loss on forward contract, net of taxes(7)	2.7	—	2.7	—
Transaction costs, net of taxes(8)	6.4	—	6.4	—
Restructuring charges, net of taxes(9)	5.9	—	26.6	—
Tax adjustments on EMEA staffing transaction(10)	7.7	—	7.7	—
Adjusted net earnings	$34.1	$7.0	$81.6	$50.7

	Fourth Quarter		December Year to Date
	2023	2022	2023	2022
	Per Share		Per Share
Net earnings (loss)	$0.31	$(0.02)	$0.98	$(1.64)
Loss on investment in Persol Holdings, net of taxes(1)	—	—	—	1.28
Loss on foreign currency matters, net of taxes(2)	—	—	—	0.43
Gain on sale of assets, net of taxes(3)	—	(0.02)	—	(0.12)
Loss on disposal, net of taxes(4)	—	—	—	0.49
Asset impairment charge, net of taxes(5)	—	—	0.05	—
Goodwill impairment charge, net of taxes(6)	—	0.23	—	0.89
Unrealized loss on forward contract, net of taxes(7)	0.07	—	0.07	—
Transaction costs, net of taxes(8)	0.18	—	0.17	—
Restructuring charges, net of taxes(9)	0.16	—	0.72	—
Tax adjustments on EMEA staffing transaction(10)	0.21	—	0.21	—
Adjusted net earnings	$0.93	$0.18	$2.20	$1.33

Note: Earnings per share amounts for each quarter are required to be computed independently and may not equal the amounts computed for the total year.

KELLY SERVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
(UNAUDITED)
(In millions of dollars)

	Fourth Quarter		December Year to Date
Adjusted EBITDA:	2023	2022	2023	2022
Net earnings (loss)	$11.4	$(0.9)	$36.4	$(62.5)
Other (income) expense, net(2)	(1.2)	0.3	(4.2)	(1.6)
Income tax expense (benefit)	(6.5)	5.2	(11.5)	(7.9)
Depreciation and amortization	8.3	8.7	33.9	33.4
EBITDA	12.0	13.3	54.6	(38.6)
Equity in net earnings of affiliate	—	—	—	(0.8)
Loss on investment in Persol Holdings(1)	—	—	—	67.2
Loss on foreign currency matters(2)	—	—	—	20.4
Gain on sale of assets(3)	—	(0.9)	—	(6.2)
Loss on disposal(4)	—	—	—	18.7
Asset impairment charge(5)	—	—	2.4	—
Goodwill impairment charge(6)	—	10.3	—	41.0
Unrealized loss on forward contract(7)	3.6	—	3.6	—
Transaction costs(8)	6.9	—	6.9	—
Restructuring(9)	7.9	—	35.5	—
Other, net(11)	2.1	1.4	6.4	3.9
Adjusted EBITDA	$32.5	$24.1	$109.4	$105.6
Adjusted EBITDA margin	2.6%	2.0%	2.3%	2.1%

	December Year to Date
Free Cash Flow:	2023	2022
Net cash from (used in) operating activities	$76.7	$(76.3)
Capital expenditures	(15.3)	(12.0)
Free Cash Flow	$61.4	$(88.3)

KELLY SERVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
(UNAUDITED)

Management believes that the non-GAAP (Generally Accepted Accounting Principles) information excluding the 2023 restructuring charges, the 2023 impairment charge, the 2023 unrealized loss on the forward contract, the 2023 transaction costs and tax adjustments related to the sale of our EMEA staffing operations, the 2022 sale of the Persol Holdings investment, the 2022 losses on the fair value changes of the investment in Persol Holdings, the 2022 losses on foreign currency matters, the 2022 gain on sale of assets, the 2022 loss on disposal, and the 2022 goodwill impairment charge, are useful to understand the Company's fiscal 2023 financial performance and increases comparability. Specifically, Management believes that removing the impact of these items allows for a meaningful comparison of current period operating performance with the operating results of prior periods. Management also believes that such measures are used by those analyzing performance of companies in the staffing industry to compare current performance to prior periods and to assess future performance.

Management uses Adjusted EBITDA (adjusted earnings before interest, taxes, depreciation and amortization) and Adjusted EBITDA Margin (percent of total GAAP revenue) which Management believes is useful to compare operating performance compared to prior periods and uses it in conjunction with GAAP measures to assess performance. Our calculation of Adjusted EBITDA may not be consistent with similarly titled measures of other companies and should be used in conjunction with GAAP measurements. Management also uses year-to-date free cash flow (operating cash flows less capital expenditures) to indicate the change in cash balances arising from operating activities, net of working capital needs and expenditures on fixed assets.

These non-GAAP measures may have limitations as analytical tools because they exclude items which can have a material impact on cash flow and earnings per share. As a result, Management considers these measures, along with reported results, when it reviews and evaluates the Company's financial performance. Management believes that these measures provide greater transparency to investors and provide insight into how Management is evaluating the Company's financial performance. Non-GAAP measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

(1)In 2022, the loss on the investment in Persol Holdings represents the change in fair value up until the date of the sale of the investment on February 15, 2022 as well as the loss on the sale of the investment during the period presented and the related tax benefit.

(2)In 2022, the loss on foreign currency matters includes a $20.4 million loss on currency translation resulting from the substantially complete liquidation of the Company's Japan entity, partially offset by a $5.5 million foreign exchange gain on the Japan entity's USD-denominated cash balance. The foreign exchange gain is included in other (income) expense, net in the EBITDA calculation.

(3)Gain on sale of assets in 2022 is related to the sale of real property in the fourth quarter of 2022, under-utilized real property in the second quarter of 2022 and other real property sold in the first quarter of 2022.

(4)Loss on disposal in 2022 represents the write-off of the net assets of our Russian operations that were sold in the third quarter of 2022.

(5)Asset impairment charge in 2023 represents the impairment of right-of-use assets related to an unoccupied existing office space lease.

(6)Goodwill impairment charge in 2022 is the result of interim impairment tests the Company performed related to RocketPower due to triggering events caused by changes in market conditions.

(7)Unrealized loss on forward contract represents the mark-to-market losses on the foreign currency forward contract the Company entered into in the fourth quarter of 2023 to mitigate the exchange rate risk associated with the future cash proceeds for the sale of the EMEA staffing operations.

(8)Transaction costs, which includes employee termination costs, incurred in the fourth quarter of 2023 directly related to the sale of the EMEA staffing operations in the first quarter of 2024.

(9)Restructuring charges in 2023 relate to a comprehensive transformation initiative that includes actions that will further streamline the Company's operating model to enhance organizational efficiency and effectiveness. These restructuring charges include $17.7 million of costs to execute the transformation, $11.6 million of severance, and $0.5 million of lease termination expenses. Additionally, restructuring charges of $5.7 million in the first quarter of 2023 represent $4.6 million of severance costs and $1.1 million of lease and other terminations as a result of management undertaking actions to further our cost management efforts in response to the current demand levels and reflects a repositioning of our P&I staffing business to better capitalize on opportunities in local markets.

(10) Tax adjustments related to the sale of the EMEA staffing operations include a $19.1 million valuation allowance related to deferred tax assets in the U.K., a $15.0 million tax benefit for the outside basis difference on the sale of the EMEA staffing operations, and a $3.6 million tax expense adjustment for the tax impact of legal entity restructuring of European subsidiaries.

(11) Other, net primarily represents amortization of capitalized hosted software implementation costs.